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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934





         Date of Report (Date of earliest event reported): March 13, 1998
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                                  Alumax Inc.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




      Delaware                       1-12374                   13-2762395
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   (STATE OR OTHER                (COMMISSION                (IRS EMPLOYER
     JURISDICTION                  FILE NUMBER)            IDENTIFICATION NO.)
  OF INCORPORATION)



3424 Peachtree Road, NE., Suite 2100, Atlanta, GA              30326
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)




Registrant's Telephone Number, Including Area Code: (404) 846-4600
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)




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Item 5. Other Events.



     On March 13, 1998, Alumax Inc. ("Alumax" or the "Company") announced that the Board of Directors of the Company has determined to redeem the rights granted under its Rights Agreement, originally approved in February 1996. Each share of Alumax common stock represents one right. The rights will be redeemed effective March 18, 1998, and shareholders of record on that date will be paid $0.01 per right on or about March 30, 1998. Alumax believes that such payment will be treated as a dividend payment on Alumax common stock for federal income tax purposes.








                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         Alumax Inc.



                                         By:/s/ Helen M. Feeney
                                            -------------------
                                            Helen M. Feeney
                                            Vice President & Corporate Secretary


Date: March 13, 1998




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